Exhibit 99.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of this 30th day of September 2003, by and between Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), and Abbott Laboratories, an Illinois corporation (the “Shareholder”).

WHEREAS, the Company, three of the Company’s subsidiaries and the Shareholder are parties to that certain Asset Purchase Agreement dated as of September 30, 2003 (the “Purchase Agreement”) pursuant to which the Company and such subsidiaries have agreed to purchase, and the Shareholder has agreed to sell and transfer to the Company and such subsidiaries, certain assets (the “Acquired Assets”);

WHEREAS, as part of the consideration for the Acquired Assets, the Company is issuing to the Shareholder 1,550,933 shares (the “Shares”) of Common Stock (as defined herein) on the date hereof;

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the Closing under the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Shareholder hereby agree as follows:

1.                                                                Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of a Person shall mean any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity; provided, however, that for the avoidance of doubt and subject to the following sentence, the term “Affiliate” shall exclude, with respect to the Shareholder, TAP Pharmaceuticals Inc., a Delaware corporation, TAP Finance Inc., a Delaware corporation and TAP Pharmaceuticals Products Inc., a Delaware corporation and, with respect to the Company, PBM-Selfcare LLC, a Delaware limited liability company.  For purposes of this definition, a Person shall be deemed to control another Person if it owns or controls more than fifty percent (50%) of the voting equity of the other Person (or other comparable ownership if the Person is not a corporation).

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the common stock, par value $.001 per share, of the Company.

“Company” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Registrable Securities” shall mean the Shares and any shares of Common Stock issued to the Shareholder pursuant to Section 5 hereof, and any other securities of the Company issued with respect to the Shares or such other shares by way of a stock dividend or stock split; provided, however, that any particular Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities becomes effective under the Securities Act and all such Registrable Securities have been disposed of in accordance with such registration statement or (ii) all such Registrable Securities have been sold (other than a sale in connection with a permitted assignment pursuant to Section 10 hereof) pursuant to an exemption from the registration requirements of the Securities Act.

“Registration Expenses” shall mean the expenses so described in Section 6 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder.

“Target Price Per Share” means $24.179 per share of Common Stock.

All other capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

2.                                                                “Piggy-Back” Offerings.  (a) If, at any time following the date hereof but prior to the date that the Registration Statement (defined below) required by Section 3 is declared effective, the Company proposes to register any of Common Stock (other than the registration of the shares of its Common Stock issued to Erie Scientific Company in connection with the Company’s acquisition of the stock of Applied Biotech, Inc. or a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) on Form S-1, S-2 or S-3 under the Securities Act (a “Subject Offering”), each such time the Company shall give prompt written notice to the Shareholder of its intention to do so.  Such notice shall include an estimate of the aggregate offering price of the total shares of Common Stock proposed to be offered.  Upon the written direction of the Shareholder (a “Piggy-Back Request”), given within fifteen (15) business days following the receipt by the Shareholder of any such written notice, the Company shall include in such Subject Offering, subject to the provisions of this Section 2, such number of shares of Common Stock as shall be set forth in such Piggy-Back Request (the “Piggy-Back Shares”).

(b)                                                          If the Company proposes to make a Subject Offering that is an underwritten offering and a nationally recognized independent investment banking firm selected by the Company to act as managing underwriter thereof reasonably and in good faith shall have advised the Company or the Shareholder in writing that, in its opinion, the inclusion in the Subject Offering of some or all of the Piggy-Back Shares sought to be sold by the Shareholder creates a substantial risk that the price per share of Common Stock that the Company will derive from such sale will be materially and adversely affected or that the number of shares of Common Stock sought to be sold (including any shares of Common Stock sought to be sold at the request of the Company and those sought to be sold by the Shareholder) is a greater number than can reasonably be sold, the managing underwriter or the Company may reduce the number of shares of Common Stock sought to be sold by the Shareholder in a manner consistent with its contractual obligations to third parties to a number deemed necessary by such managing underwriter or the Company.

(c)                                                           Notwithstanding any request under this Section 2, the Shareholder may elect in writing to withdraw its request for inclusion of its Piggy-Back Shares in any offering; provided, however, that (i) such request must be made in writing prior to the public announcement of such offering and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Shareholder shall no longer have any right to include Piggy-Back Shares in the offering as to which such withdrawal was made.

(d)                                                          If, as a result of the proration provisions of this Section 2, the Shareholder shall not be entitled to include all Piggy-Back Shares in an offering that the Shareholder has requested to be included, the Shareholder may, if it does so promptly, elect to withdraw its request to include Piggy-Back Shares in such offering or may reduce the number requested to be included; provided, however, that (i) such request must be made in writing, and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Shareholder shall no longer have any right to include Piggy-Back Shares in the offering as to which such withdrawal was made.

(e)                                                           Notwithstanding anything to the contrary in this Agreement, the Company may withdraw, terminate or cancel any Subject Offering at any time prior to the time the registration statement for such Subject Offering is declared effective.

(f)                                                             The Shareholder shall have no right to require that any Subject Offering be an underwritten offering.

(g)                                                          Effective upon the declaration of effectiveness of the Registration Statement required to be filed pursuant to Section 3 below, the Company shall have no obligations to the Shareholder under this Section 2.

3.                                                                Required Registration.  The Company shall file, on or prior to the later of, as applicable, (i) November 30, 2003 or (ii) December 15, 2003 in the event the Company is required to file the financial information required by Rule 3-05(b)(2)(iv) of Regulation S-X under the Securities Act as part of its Current Report on Form 8-K reporting the transaction contemplated by the Purchase Agreement (the “Target Filing Date”), a “shelf”

registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to the Company to effect a registration of the Registrable Securities) (“Registration Statement,” which term shall also include any registration statement filed in connection with a Subject Offering) under the Securities Act covering the resale of all of the Registrable Securities.

4.                                                                Registration Procedures.

(a)                                                           In connection with any registration under Section 2 or 3 in which Registrable Securities are included, the Company will:

(i)                                                              except in connection with any registration under Section 2, use its best efforts to cause the Registration Statement to become effective at the earliest possible time;

(ii)                                                           (A) subject to Section 4(d), prepare and file with the Commission such pre-effective and post-effective amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Registration Statement to become effective and to keep the Registration Statement continuously effective until the date (the “Termination Date”) which is the earliest of (1) the date two (2) years from the date of this Agreement, (2) the date that all Registrable Securities covered by the Registration Statement have been sold (other than sales in connection with a permitted assignment pursuant to Section 10 hereof) and (3) solely with respect to any Registration Statement referred to in Section 2, the date the Registration Statement filed pursuant to Section 3 above is declared effective, (B) cause the prospectus (and any amendments or supplements thereto) to be filed pursuant to Rules 424 and 430A under the Securities Act or any successor rules that may be adopted by the Commission, as such rules may be amended from time to time and (C) comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all Registrable Securities covered by the Registration Statement until the Termination Date in accordance with the intended method or methods of distribution thereof, as specified in writing by the Shareholder; provided that before filing such Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the Shareholder and one counsel selected by the Shareholder, and the sales or placement agent or agents, if any, for the Registrable Securities and the managing underwriter or underwriters, if any, draft copies of, in the case of the Registration Statement and prospectus to be filed, at least five days, and in the case of all such other documents proposed to be filed, at least one day, prior to such filing, which documents will be subject to the reasonable review of the Shareholder, the sales or placement agent or agents, if any, for the Shares and the managing underwriter or underwriters, if any, and their respective agents and representatives and the Company will not include in any registration statement information concerning or relating to the

Shareholder to which the Shareholder shall reasonably object in writing (unless the inclusion of such information is required by applicable law or the regulations of any securities exchange to which the Company may be subject);

(iii)                                                        cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement and any amendment or supplement thereto, (A) to comply in all material respects with the applicable requirements of the Securities Act and (B) except with respect to any information furnished in writing to the Company by the Shareholder or an underwriter, if any, specifically for use therein, not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)                                                       furnish without charge to the Shareholder, the sales or placement agents, if any, and the managing underwriter or underwriters, if any, such number of copies of such Registration Statement, any amendments or supplements thereto (in each case including all exhibits), any documents incorporated by reference therein and the prospectus, including a preliminary prospectus, and such other documents as the Shareholder reasonably requests in order to facilitate the public sale or other disposition of the Registrable Securities (the Company hereby consenting, subject to the provisions of this Agreement, to the use in accordance with all applicable laws of the prospectus or any amendment or supplement thereto by the Shareholder in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(v)                                                          make available for inspection by the Shareholder or by any underwriter, attorney, accountant or other agent retained by the Shareholder (including any attorney retained by any underwriter) (collectively, the “Inspectors”) financial and other records and pertinent corporate documents of the Company (collectively, the “Records”), provide the Inspectors with opportunities to discuss the business of the Company with its officers and provide opportunities to discuss the business of the Company with Company’s current independent public accountants, in each case to the extent customary for transactions of the size and type intended, as specified by the Shareholder, but only to the extent reasonably necessary to enable the Shareholder or, in connection with the Registration Statement filed pursuant to Section 3, any underwriter retained by the Shareholder to conduct a “reasonable investigation” for purposes of Section 11(a) of the Securities Act;

(vi)                                                       if requested by the Shareholder, promptly incorporate in a prospectus, prospectus supplement or post-effective amendment such information with respect to the Shareholder as the Shareholder reasonably specifies should be included therein, including, without limitation, information relating to the planned distribution of Registrable Securities, the number of Registrable Securities being sold by the Shareholder, the name and description of the Shareholder, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect of the Registrable Securities being sold, the purchase price being paid therefor to the Shareholder and information with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, except to the extent that the Company is advised in a written opinion of outside counsel that the inclusion of such information is reasonably likely to violate applicable securities laws; and make all required filings of such prospectus, prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus, prospectus supplement or post-effective amendment;

(vii)                                                    except in connection with any registration under Section 2, if requested by the Shareholder, use commercially reasonable efforts to participate in and assist with a “road show” and other customary marketing efforts in connection with the sale of Registrable Securities pursuant to such registration statement, at such times and in such manner as the Company and the Shareholder mutually may determine (and as do not unreasonably interfere with the Company’s operations);

(viii)                                                 file and use its best efforts to register or qualify the Registrable Securities under such other state securities or “blue sky” laws of such jurisdictions as the Shareholder shall reasonably request, except that the Company shall not for any such purpose be required to (A) qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or (B) subject itself to general taxation in any such jurisdiction;

(ix)                                                         use best efforts to cause the Registrable Securities to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary to enable the Shareholder to consummate the public sale or other disposition of the Registrable Securities in the United States;

(x)                                                            promptly notify the Shareholder, at any time when a prospectus relating to any of the Registrable Securities covered by such Registration Statement is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of the Shareholder, subject to the provisions of this Agreement, promptly prepare and furnish to the Shareholder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(xi)                                                         promptly notify the Shareholder, the sales or placement agent or agents, if any, for the Registrable Securities and the managing underwriter or underwriters, if any, thereof, after becoming aware thereof, when the Registration Statement or any related prospectus or any amendment or supplement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (A) of any request by the Commission for amendments or supplements to the registration statement or the related prospectus or for additional information, (B) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose or (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(xii)                                                      except in connection with any registration under Section 2, through the Termination Date, use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or any post-effective amendment thereto;

(xiii)                                                   deliver promptly to the Shareholder, upon the Shareholder’s request, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the Shareholder to do such investigation, with respect to information contained in or omitted from the registration statement, as it deems reasonably necessary;

(xiv)                                                  provide a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement, which transfer agent and registrar may be the Company, subject to any applicable law or regulation;

(xv)                                                     cooperate with the Shareholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Registrable Securities to be sold under the Registration Statement, which certificates shall not bear any restrictive legends except as required by law; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request in writing at least two business days prior to any sale of the Registrable Securities to the underwriters;

(xvi)                                                  except in connection with any registration under Section 2, enter into such agreements (including, if the offering is an underwritten offering, an underwriting agreement) as are customary in transactions of such kind and take such other actions as are reasonably necessary in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities; and (A) make such representations and warranties with respect to the Registration Statement, post-effective amendment or supplement thereto, prospectus or any amendment or supplement thereto, and documents incorporated by reference, if any, to the managing underwriter or underwriters, if any, of the Registrable Securities and, at the option of the Shareholder, make to and for the benefit of the Shareholder the representations, warranties and covenants of the Company which are being made to the underwriters, in form, substance and scope as are customarily made by the Company in connection with offerings of Registrable Securities in transactions of such kind (representations and warranties by the participating holders shall also be made as are customary in agreements of that type); provided that the Company shall not be required to make any representations or warranties with respect to information specifically provided by the Shareholder for inclusion in the registration documents; (B) use its commercially reasonable efforts to obtain an opinion of counsel to the Company (which counsel may be internal counsel for the Company unless the managing underwriter or underwriters shall otherwise reasonably request) in customary form and covering matters of the type customarily covered by such an opinion, addressed to such managing underwriter or underwriters, if any, and to the Shareholder and dated the date of the closing of the sale of the Registrable Securities relating thereto; (C) use its commercially reasonable efforts to obtain a “comfort” letter or letters from the independent certified public accountants who have certified the Company’s most recent audited financial statements that are incorporated by reference in the registration statement that is addressed to the Shareholder and the managing underwriter or underwriters, if any, and is dated the date of the prospectus used in connection with the offering of such Registrable Securities or the date of the closing of the sale of such Registrable Securities relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by “comfort” letters of such type; (D) use its commercially reasonable efforts to deliver such documents and certificates as may be reasonably requested by the Shareholder and the managing underwriter or underwriters, if any, of the Registrable Securities to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and (E) undertake such obligations relating to expense reimbursement, indemnification and contribution as provided in Sections 6 and 7 hereof; and

(xvii)                                               if any Registrable Securities are sold pursuant to the Registration Statement, make generally available to the Shareholder an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company satisfies the requirements of Rule 158 under the Securities Act and otherwise complies with all applicable rules and regulations of the Commission;

(xviii)                                            use its best efforts to cause the Registrable Securities to be listed on the American Stock Exchange or the national securities exchange or national interdealer quotation system on which similar securities issued by the Company are then listed or traded or approved for trading, prior to or contemporaneous with, the sale of such Registrable Securities by the Shareholder; and

(xix)                                                    if the Registrable Securities are of a class of securities that is listed on a national securities exchange, file copies of any prospectus with such exchange in compliance with Rule 153 under the Securities Act so that the Shareholder may benefit from the prospectus delivery procedures described therein.

(b)                                                          The Company may require the Shareholder to furnish to the Company such information regarding the Shareholder, any underwriters selected by the Shareholder, the Registrable Securities and the Shareholder’s intended method of disposition of Registrable Securities as the Company may from time to time reasonably request.  If the Registration Statement refers to the Shareholder by name or otherwise as the holder of any securities of the Company, then the Shareholder will promptly (i) notify the Company and its counsel of the existence of any fact of which the Shareholder becomes aware and the happening of any event which relates to the Shareholder or the distribution of the Registrable Securities which results in the Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein no misleading, or the prospectus included in such Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) provide to the Company such information which relates to the Shareholder or the distribution of the Registrable Securities as is necessary to enable the Company to prepare a supplement or post-effective amendment to such Registration Statement or related prospectus or any document incorporated therein by reference or file any other documents required so that such Registration Statement and prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                                           If the Company has delivered preliminary or final prospectuses to the Shareholder and after having done so such prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Shareholder and, if requested, the Shareholder shall immediately cease making offers of Registrable Securities and return all prospectuses (except one copy for its records) to the Company.  The Company shall promptly provide the Shareholder with revised prospectuses and, following receipt of the revised prospectuses, the Shareholder shall be free to resume making offers of the Registrable Securities.

(d)                                                          If, following the filing of the Registration Statement as contemplated by Section 2 or 3, in the reasonable judgment of the Company, it is advisable to suspend use of a prospectus included in the Registration Statement because the use of such prospectus would (i) in the good faith judgment of the Board of Directors of the Company, unreasonably impede, delay or otherwise interfere with any pending or contemplated financing (other than a sale of Registrable Securities by the Shareholder), acquisition, corporate reorganization or other material transaction or negotiation involving the Company, (ii) based upon advice from the Company’s investment banker or financial advisor, materially and adversely affect any pending or contemplated offering or sale of any class of securities by the Company (other than a sale of Registrable Securities by the Shareholder) or (iii) in the good faith judgment of the Board of Directors of the Company require disclosure of material non-public information (other than information relating to an event described in clause (i) or (ii) of this Section 4(d)) that, if disclosed at such time would be materially harmful to the interests of the Company or its stockholders; provided, however, that in the case of a suspension pursuant to clause (i), (ii) or (iii) above, the Company shall furnish to the Shareholder a certificate of an executive officer of the Company to the effect that an event permitting a suspension has occurred.  Upon receipt of such certificate, the Shareholder shall immediately discontinue any sales of Registrable Securities pursuant to the Registration Statement.  Promptly after the completion, termination or abandonment of the relevant transaction or negotiation referred to in (i) or (ii) above, or the material non-public information referred to in clause (iii) above ceasing to be material non-public information (whether due to its disclosure or otherwise), the Company will advise the Shareholder in writing either that (1) the then current prospectus may be used by the Shareholder, in which case the Shareholder may resume sales of Registrable Securities or (2) the then current prospectus may not be used by the Shareholder, in which case the Company shall promptly (A) if permitted by applicable law, prepare and file with the Commission an Exchange Act report or filing that will permit such prospectus to be used (and notify the Shareholder thereof) or (B) prepare and file with the Commission a supplemented or amended prospectus or, if required by applicable law, an amendment to the registration statement (including a prospectus therein), and furnish to the Shareholder a reasonable number of copies of a supplemented or amended prospectus and copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.  Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 4(d) to suspend sales of Registrable Securities more than three (3) times and the aggregate period of such suspended sales shall not exceed ninety (90) days.

(e)                                                           In connection with a registration pursuant to this Section 3, the Shareholder shall have the right to elect that part or all of the Registrable Securities be offered through no more than one (1) underwritten offering and in connection with such underwritten offering the Shareholder shall have the right to select the managing underwriter or underwriters, subject to the prior written consent of the Company, such consent not to be unreasonably withheld or delayed, it being understood that the Company shall be deemed to have consented to the selection of any of ABN AMRO Incorporated, Banc One Capital Markets, Inc., Banc of America Securities,Citigroup Global Markets, Goldman, Sachs & Co., Morgan Stanley & Co., SG Cowen Securities Corp and Wachovia Securities.

5.                                                                Price Protection.

(a)                                                           Upon the occurrence of any of the following events (each, a “Registration Default”), the Shareholder shall be entitled to the additional rights set forth in Section 5(b):

(i)                                                              the Registration Statement required by Section 3 is not filed on or before the Target Filing Date;

(ii)                                                           the Registration Statement required by Section 3 is filed on or prior to the Target Filing Date, and either (A) the Commission has elected not to review or comment on part or all of such Registration Statement or any reports or items incorporated therein and such Registration Statement has not become effective on or before December 29, 2003 or (B) the Commission has elected to review or comment on part or all of such Registration Statement or any reports or items incorporated therein and such Registration Statement has not become effective on or before February 26, 2004 (in the case of either (A) or (B), the “Target Effective Date”).

(b)                                                          (i)                  If, after the occurrence of a Registration Default, the Shareholder sells any Registrable Securities for a price per share, net of all discounts, commissions, fees and expenses (the “Net Per Share Sales Price”) that is less than the Target Price Per Share (a “Sale”), then the Shareholder shall notify the Company of the consummation of such Sale (such notice, a “Closing Notice”) and shall furnish such evidence of the completion and date of completion of the transfer and of the terms thereof as may reasonably be requested by the Company.  The Company shall, within five (5) business days of receipt of the Closing Notice, at the option of the Company, either:  (A) pay to the Shareholder an amount in cash equal to the product of (I) the difference between the Target Per Share Price and (1) if the Net Per Share Sales Price is a net price that is commercially reasonable for a bona fide, arm’s length transaction, taking into account the number of such Registrable Securities to be sold and the time period in which the Shareholder wishes to sell such Registrable Securities, then the Net Per Share Sales Price, or otherwise (2) the net price per share that would be the lowest commercially reasonable net price per share in a bona fide, arm’s length transaction, taking into account the number of such Registrable Securities to be sold and the time period in which the Shareholder wishes to sell such Registrable Securities, multiplied by (II) the number of such Registrable Securities sold to the buyer (the product of (I) and (II), a “Sale Deficiency Amount”); or (B) issue to the Shareholder a number of shares of Common Stock equal to the quotient of the Sale Deficiency Amount divided by the average closing price of the Common Stock on the American Stock Exchange or the national securities exchange or national interdealer quotation system on which the Common Stock is (or if the Common Stock is not listed for trading on a national securities exchange or national interdealer quotation system, securities of the Company that are similar to the Common Stock are) then listed or traded or approved for trading over the ten (10) consecutive trading days immediately preceding the date of consummation of the sale of the Registrable Securities (such payment in (A) or issuance of shares in (B), a “Sale Price Protection Payment”).  Notwithstanding Section 11(d) hereof, any controversy, dispute or claim regarding whether a Net Per Share Sale Price is a net price that would be commercially reasonable in a bona fide, arm’s length transaction, taking into account the number of such Registrable Securities to be sold and the time period in which the Shareholder wishes to sell such Registrable Securities, shall be resolved pursuant to the alternative dispute resolution procedures set forth in Exhibit A hereto.

(ii)                                                           If (A) the Registration Statement required by Section 3 has not become effective on or prior to the Target Effective Date but becomes effective thereafter and (B) the average closing price (the “Effective Date Price”) of the Common Stock on the American Stock Exchange or the national securities exchange or national interdealer quotation system on which the Common Stock is (or if the Common Stock is not listed for trading on a national securities exchange or national interdealer quotation system, securities of the Company that are similar to the Common Stock are) then listed or traded or approved for trading over the ten (10) consecutive trading days immediately preceding the date which is four (4) trading days before the date on which such Registration Statement is declared effective is less than the Target Per Share Price, then (1) the Company shall within five (5) business days of the date such Registration Statement is declared effective, at its option, either (I) pay to the Shareholder an amount in cash equal to the difference between the Effective Date Price and the Target Per Share Price, multiplied by the number of Registrable Securities held by the Shareholder on the Effective Date (the “Effective Date Deficiency Amount”) or (II) issue to the Shareholder a number of shares of its Common Stock equal to the quotient of the Effective Date Deficiency Amount divided by the Effective Date Price (such payment in clause (I) or issuance of shares in clause (II), the “Effective Date Price Protection Payment” and together with Sale Price Protection Payments, if any, the “Price Protection Payments”).

(iii)                                                        If the Company has chosen to issue to the Shareholder additional shares of Common Stock pursuant to this Section 5, then the Company shall amend the Registration Statement, prior to the effectiveness thereof, to include the registration of all such additional shares.

(iv)                                                       For the purposes of clarity, it is understood by the parties hereto, and each party hereby acknowledges, that the aggregate value of the Shares on the date of this Agreement, and the value that the price protection provisions in this Section 5 are intended to protect, is $37.5 million.  The parties further acknowledge that if the Shareholder realizes proceeds from the sale or other disposition of Shares (or other Registrable Securities) in excess of $37.5 million, whether during the existence of a Registration Default or otherwise, the Shareholder may retain such excess.

(v)                                                          The Company shall not be required to make any Sale Price Protection Payments with respect to sales of Registrable Securities made after (1) with respect to rights arising due to a Registration Default described in clause (i) of Section 5(a), the Registration Statement required to be filed pursuant to Section 3 is filed and receipt by the Shareholder of notice (pursuant to the provisions of Section 11(a)) of such filing and (2) with respect to rights arising due to a Registration Default described in clause (ii) of Section 5(a), the Registration Statement is declared effective and receipt by the Shareholder of notice (pursuant to the provisions of Section 11(a)) of such declaration, except, in each case, with respect to Sales of Registrable Securities pursuant to a binding written agreement (of which the Shareholder shall have notified the Company in writing) that was executed by the Shareholder and the buyer before the Shareholder received the notice contemplated by clause (1) or (2) above, as the case may be, that the applicable Registration Default has ceased.

(c)                                                           Notwithstanding the foregoing, if (i) the Company has not filed the Registration Statement required by Section 3 on or before the Target Filing Date or (ii) such Registration Statement has not become effective on or before the Target Effective Date, and the Shareholder did not provide the Company with information which is required to be disclosed in such Registration Statement and which the Company reasonably requested the Shareholder to so provide within five (5) business days of such request, then the time periods set forth in Section 5(a) for the Target Filing Date and the Target Effective Date shall be tolled until five (5) business days after such information has been provided.

(d)                                                          Notwithstanding anything in this Agreement to the contrary, in no event will the Company be required to make (by payments in cash or issuances of shares of Common Stock) any Price Protection Payment to the extent (if any) (i) the sum of (A) such Price Protection Payment (but if a Sale Price Protection Payment, only if made in cash), (B) all prior Sale Price Protection Payments made in cash, (C) the aggregate proceeds, net of all discounts, commissions, fees and expenses, of all previous Sales for which the Shareholder has received Sale Price Protection Payments (excluding such Sale Price Protection Payments) and (D) solely with respect to an Effective Date Price Protection Payment, the amount equal to (1) the number of Registrable Securities held by the Shareholder at the time the Registration Statement required by Section 3 becomes effective and registered pursuant thereto multiplied by (2) the Effective Date Price, would exceed (ii) the product of (A) the then applicable Price Protection Portion multiplied by (B) $37.5 million.  For the purposes of this Section 5(d), the term “Price Protection Portion” shall mean a fraction where the numerator is the sum of (x) the number of Shares then held by the Shareholder plus (y) the number of Shares that have been sold or disposed of in Sales for which the Shareholder has received Sale Price Protection Payments and the denominator is the total number of Shares.  An example of the application of this Section 5(d) is attached hereto as Exhibit B hereto.

(e)                                                           In addition, notwithstanding anything in this Agreement to the contrary, in no event will the Company be required to make (by payments in cash or issuances of shares of Common Stock) any Price Protection Payment to the extent (if any) (i) the sum of (A) such Price Protection Payment (but if a Sale Price Protection Payment, only if made in cash), (B) all prior Sale Price Protection Payments made in cash, (C) the aggregate proceeds, net of all discounts, commissions, fees and expenses, of all previous Sales for which the Shareholder has received Sale Price Protection Payments (excluding such Sale Price Protection Payments), (D) the aggregate purchase price for all other Shares sold or disposed of in any sale or disposition other than sales or dispositions described in clause (B) of this sentence and (E) solely with respect to an Effective Date Price Protection Payment, the amount equal to (1) the number of Registrable Securities held by the Shareholder at the time the Registration Statement required by Section 3 becomes effective and registered pursuant thereto multiplied by (2) the Effective Date Price, would exceed (ii) $37.5 million.  An example of the application of this Section 5(e) is attached hereto as Exhibit C.

6.                                                                Expenses.  All expenses incident to the performance of the Company’s obligations under Sections 2, 3 and 4 of this Agreement will be borne by the Company, regardless of whether the Registration Statement becomes effective, including without limitation, (i) all registration and filing fees and expenses; (ii) fees and expenses of compliance with the Company’s obligations under federal securities and state Blue Sky and other securities laws; (iii) expenses of printing, messenger and delivery services, duplication, word processing and telephone incurred by the Company (but not those incurred by the Shareholder or any underwriter); (iv) fees and disbursements of counsel for the Company and its other advisors and experts (including the expenses of any opinions required by or incident to such performance and compliance); (v) all application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any “comfort” letters required by or incident to such performance and compliance).  Subject to Section 5(b), the Shareholder shall pay its expenses and all underwriting discounts and commissions and any capital gains, income or transfer taxes, if any, attributable to the sale of the Registrable Securities.

7.                                                                Indemnification.

(a)                                                           In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Shareholder, its directors, officers and each person, if any, who controls the Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (individually a “Shareholder Indemnified Person” and collectively, the “Shareholder Indemnified Persons”), against any losses, claims, damages or liabilities (“Liability”), joint or several, to which such Shareholder Indemnified Person may become subject under the Securities Act or otherwise, insofar as such Liability (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Shareholder Indemnified Person in writing specifically for use in the Registration Statement or prospectus.  The Company shall reimburse each such Shareholder Indemnified Person for all reasonable legal and other expenses incurred in connection with investigating or defending any Liability; provided, however, that the Company shall not be liable to any Shareholder Indemnified Person in any such case to the extent that the Liability arises out of, is based upon or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by any Shareholder Indemnified Person specifically for use therein.

(b)                                                          The Shareholder will indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (individually and collectively, the “Company Indemnified Person” and, together with the Shareholder Indemnified Person, the “Indemnified Person”), against any Liability, joint or several, to which such Person may become subject under the Securities Act or otherwise, insofar as such Liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by the Shareholder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Shareholder specifically for use therein.  Notwithstanding the provisions of this Section 7(b), the aggregate liability of the Shareholder under this Agreement, whether pursuant to this Section 7(b) or otherwise, shall not exceed the net proceeds received by the Shareholder from the sale of Registrable Securities under this Agreement.

(c)                                                           If the Company, the Shareholder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 7(a) or (b) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought (the “Indemnifying Person”) of such complaint, notice, claim or action, and the Indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action; provided, that the failure to promptly give notice shall not relieve the Indemnifying Person from any Liability except to the extent that it is materially prejudiced by the failure or delay of the Indemnified Person in giving such notice, and in no event shall such failure relieve the Indemnifying Person from any other liability it may have to the Indemnified Person.  If any such complaint, claim or other notice of any Liability or action is brought against any Indemnified Person and it notifies the Indemnifying Person of its commencement, the Indemnifying Person will be entitled to participate in and, to the extent that it elects by delivering written notice (which includes an acknowledgement to the Indemnified Persons that it is obligated under this Agreement to indemnify them against all Losses they incur or have incurred in connection with such third party claim) to the Indemnified Person promptly after receiving notice of the commencement of the action from the Indemnified Person, jointly with any other Indemnifying Person similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the Indemnified Person, and after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense, the Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Person in connection with the defense (unless such Indemnified Person reasonably objects to such assumption on the grounds that there are defenses available to it that conflict with defenses available to such Indemnifying Person, in which event the Indemnified Person shall have the right to control its defense and shall be reimbursed by the Indemnifying Party for the expenses incurred in connection with retaining one separate counsel).  The Indemnified Person shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel shall be at the expense of the Indemnified Person unless the defendants in any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that the interests of the Indemnified Person conflict with the interest of the Indemnifying Person, in which case the Indemnified Person shall have the right to select separate counsel and to assume such legal defenses and otherwise participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Person.  The Indemnifying Person or Persons shall not, unless there exists a conflict of interest among the Indemnified Persons, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate law firm admitted to practice in such jurisdiction at any time for all such Indemnified Persons.  No Indemnifying Person shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding.  If a settlement is reached with such consent or if a final judgment is entered for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment if the Indemnifying Person is otherwise liable therefor under this Section 7.

(d)                                                          If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable because of public policy reasons to an Indemnified Person in respect of any losses, claims, damages expenses or liabilities referred to therein, then each Indemnifying Person under this Section 7, in lieu of indemnifying the Indemnified Person thereunder, shall contribute to the amount paid or payable by the Indemnified Person as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by (A) the Company and any other shareholders (other than the Shareholder) selling shares of the Company’s common stock pursuant to the Registration Statement and (B) the Shareholder from the offering of shares of the Company’s common stock pursuant to the Registration Statement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Shareholder in connection with the statements or omissions that resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations.  The relative fault of the

Company and the Shareholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Shareholder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by a method of allocation that does not take account the equitable considerations referred to in the immediately preceding paragraph, provided that the Shareholder shall not be required to contribute under this Section 7(d) in excess of the net proceeds received by the Shareholder from its sale of Registrable Securities under such Registration Statement.  No Person guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

(e)                                                           The amount payable by an Indemnifying Person or payable to an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim, payable as the same are incurred.  The indemnification and contribution provided for in this Section 7 shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person or any other officer, director, employee, agent or controlling person of the Indemnified Person.  The indemnification and contribution required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.  The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of the Shareholder or the Company or any of the officers, directors or controlling persons referred to in this Section 7, and will survive the sale by the Shareholder of Registrable Securities.

8.                                                                Compliance with Rule 144; Rule 144A.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees, for so long as it is subject to Section 13 of the Exchange Act and the Shareholder owns Registrable Securities, to use its commercially reasonable efforts to:

(a)                                                           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)                                                          file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)                                                           furnish to the Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144.

If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company agrees, upon request of the Shareholder seeking to transfer Registrable Securities in conformity with Rule 144A under the Securities Act, to furnish to the Shareholder or prospective purchasers of the Registrable Securities from the Shareholder the information required by Rule 144A(d)(4)(i) under the Securities Act in the manner and at the times contemplated by such Rule.

9.                                                                Amendments.  This Agreement may not be amended except by a joint written instrument, duly executed by the Company and the Shareholder.

10.                                                          Assignment.  This Agreement and the rights, benefits and obligations set forth in this Agreement shall not be assigned by the Company without the prior written consent of the Shareholder, and any attempted assignment by the Company shall be void.  The Shareholder shall be entitled to assign all of its rights, benefits and obligations hereunder (other than its rights, benefits and obligations under Sections 2 and 5 and with respect to any rights, benefits and obligations related to any registration pursuant to Section 2) to any Person that acquires at least 250,000 Registrable Securities (or if the Shareholder owns less than 250,000 Registrable Securities, all Registrable Securities held by the Shareholder) from the Shareholder without the prior written consent of the Company and such Person shall become a Shareholder and be entitled to all rights and benefits of a Shareholder hereunder (other than the rights, benefits and obligations of a Shareholder under Sections 2 and 5 and with respect to any rights, benefits and obligations related to any registration pursuant to Section 2).  Promptly following any such assignment, the Shareholder shall provide the Company with written notice of such assignment, but the failure to provide such notice will not affect such assignment.

11.                                                          Miscellaneous.

(a)                                                           Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when given in accordance with the notice provisions of the Purchase Agreement.

(b)                                                          Recapitalizations, Exchanges, Etc. Affecting the Registrable Securities.  The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.  Upon the occurrence of any such event, amounts hereunder shall be appropriately adjusted.

(c)                                                           Governing Law. This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

(d)                                                          Consent to Jurisdiction.  Subject to the last sentence of Section 5(b)(i), each party hereto irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Illinois and of the United States of America located in the State of Illinois (collectively, the “Illinois Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby, waives any objection to the laying of venue of any such litigation in the Illinois Courts and agrees not to plead or claim in any Illinois Court that such litigation brought therein has been brought in any inconvenient forum.

(e)                                                           Binding Effect; Benefit.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)                                                             Counterparts.  This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)                                                          Integration.  This Agreement, including the exhibits, and instruments referred to herein or therein, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Purchase Agreement and the Other Agreements.

[Signature Page Follows]

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

COMPANY:

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Paul Hempel
Name:	Paul Hempel
Title:	Secretary and General Counsel

SHAREHOLDER:

ABBOTT LABORATORIES

By:	/s/ Sean Murphy
Name:	Sean Murphy
Title:	Vice President, Global Medical Licensing and New Business Development

Exhibit A
Alternative Dispute Resolution

The parties agree that the result of any dispute resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in this Exhibit A shall be binding on the parties.

To begin the ADR process, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their designees) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to “days” in this ADR provision are to calendar days).  If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein.  The parties shall have the right to be represented by counsel in such a proceeding.

1.                                       To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR.  Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2.                                       Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding.  If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution (“CPR”), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

(a)                                  The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate.  No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

(b)                                 Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(c)                                  Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates.  If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates.  Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

(d)                                 If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference.  If a tie should result between two candidates, the CPR may designate either candidate.  If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3.                                        No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties.  The ADR proceeding shall take place at a location agreed upon by the parties.  If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

4.                                       At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

(a)                                  a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

(b)                                 a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(c)                                  a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

(d)                                 a brief in support of such party’s proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages.  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

Except as expressly set forth in subparagraphs 4(a) – 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5.                                       The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

(a)                                  Each party shall be entitled to five (5) hours of hearing time to present its case.  The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

(b)                                 Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument.  Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

(c)                                  The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party.  The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR.  Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(d)                                 Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(e)                                  Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances.  Affidavits prepared for purposes of the ADR hearing also shall not be admissible.  As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6.                                       Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages.  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.                                       The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing.  Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party’s proposed rulings and remedies on some issues and the other party’s proposed rulings and remedies on other issues.  The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8.                                       The neutral shall be paid a reasonable fee plus expenses.  These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

(a)                                  If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

(b)                                 If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties.  The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9.                                       The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10.                                 Except as provided in paragraph 10 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed confidential information.  The neutral shall have the authority to impose sanctions for unauthorized disclosure of confidential information.

Exhibit B

Price Protection Example Under Section 5(d)

The Shareholder begins with 1,550,993 Shares and a Target Price of $24.179.

1) The Shareholder sells 387,748 Shares (25% of the original issuance) 45 days after the Closing Date in a negotiated transaction for a per share price of $20.00 and an aggregate purchase price of $7,754,960.  The maximum gross-up referred to in Section 5(d) would be reduced to $28.125 million (75% of the original $37.5 million).

The Shareholder now owns 1,163,245 shares and has received $7,754,960 in cash.

2) Subsequently, a Registration Default occurs under Section 5(a)(i), thereby beginning a purchase price protection period.  During that period the Shareholder sells another 387,748 Shares for a per share price of $18.00. Assume that fees and expenses reduce the net per share price to a commercially reasonable $17.50 and the total net proceeds to $6,785,590. The Company is responsible for a Sale Deficiency Amount of $2,589,769 ($24.179 minus $17.50, times 387,748), which it decides to pay in cash as a Sale Price Protection Payment.

The Shareholder now owns 775,497 Shares (50% of the original issuance) and has received $17,130,319 in cash ($7,754,960 + $6,785,590 + $2,589,769).

3) Another Registration Default (this time under Section 5(a)(ii)) occurs, thereby beginning another purchase price protection period.  Shareholder immediately sells another 387,748 Shares for a commercially reasonable per share price of $16.00. Assume that fees and expenses reduce the net per share price to $15.50 and the total net proceeds to $6,010,094. The Company is responsible for a Sale Deficiency Amount of $3,365,265 ($24.179 minus $15.50, times 387,748), which it decides to pay in Registrable Securities as a Sale Price Protection Payment.  Based on the applicable 10-day average share price of $18.00, the Company issues the Shareholder 186,959 Registrable Securities.

The Shareholder now owns 574,708 Registrable Securities (775,497 - 387,748 + 186,959) and has received $23,140,413 in cash.

4) The Company declares its Registration Statement effective. Because the applicable 10-day average trading price is $13.00, $11.179 per share less than the Target Price, the Company would, but for Section 5(d), be responsible for an Effective Date Deficiency Amount of $6,424,661 (574,708 times $11.179).

The Shareholder has already received $2,589,769 as prior Sale Price Protection Payments made in cash, and $12,795,684 ($6,785,590 + $6,010,094) in net proceeds on sales of Registrable Securities during the existence of a Registration Default.  The 574,708 Registrable Securities then held by the Shareholder, multiplied by the Effective Date Price of $13.00, have a deemed value of $7,471,204. The total value described in 5(d)(i)is therefore $29,281,318 ($6,424,661 + $2,589,769 + $12,795,684 + $7,471,204), which would exceed the product of the then applicable Price Protection Portion of .75000016 (387,749 Shares held by Shareholder plus 387,748 plus

387,748 divided by 1,550,993) times $37,500,000 ($28,125,006) by $1,156,312.  Accordingly, the Effective Date Deficiency Amount would be reduced to $5,268,349.

Exhibit C

Price Protection Example Under Section 5(E)

The Shareholder begins with 1,550,993 Shares and a Target Price of $24.179.

1) The Shareholder sells 775,496 Shares (50% of the original issuance) 45 days after the Closing Date in a negotiated transaction for a price of $26.00 per share and an aggregate purchase price of $20,162,896.  The maximum gross-up referred to in Section 5(d) would be reduced to $18.75 million (50% of the original $37.5 million).

The Shareholder now owns 775,497 Shares and has received $20,162,896 in cash.

2) Subsequently, a Registration Default occurs under Section 5(a)(i), thereby beginning a purchase price protection period.  During that period the Shareholder sells 387,748 Shares for a per share price of $23.00. Assume that fees and expenses reduce the net per share price to a commercially reasonable $21.00 and the total net proceeds to $8,142,708. The Company is responsible for a Sale Deficiency Amount of $1,232,651 ($24.179 minus $21.00, times 387,748), which it decides to pay in cash as a Sale Price Protection Payment.

The Shareholder now owns 387,749 Shares (25% of the original issuance) and has received $29,538,255 in cash ($20,162,896 + $8,142,708+ $1,232,651).

3) Another Registration Default occurs (this time under Section 5(a)(ii)), thereby beginning another purchase price protection period.  The Shareholder immediately sells its remaining 387,749 Shares for a per share price of $20.50. Assume that fees and expenses reduce the net per share price to a commercially reasonable $19.00 and the total net proceeds to $7,367,231. The Company would be responsible for a Sale Deficiency Amount of $2,008,152 ($24.179 minus $19.00, times 387,749) under Section 5(b)(i).

However, under Section 5(e), because the Shareholder has received $36,905,486 ((1) $1,232,651 as prior Sale Price Protection Payments made in cash, (2) $15,509,939 ($8,142,708 + $7,367,231) in net proceeds on sales of Registrable Securities during the existence of a Registration Default and (3) $20,162,896 in aggregate purchase price for Shares sold outside of purchase price protection), paying $2,008,152 in purchase price protection would cause the total value described in Section 5(e)(i) to be $38,913,638 ($36,905,486 + $2,008,152), which exceeds $37,500,000 by $1,413,638. Accordingly, the Company would instead be responsible for a Price Protection Payment of $594,514 ($2,008,152 - $1,413,638).

The Company decides to pay in the Sale Price Protection Payment in Registrable Securities.  Based on a then applicable 10-day average share price of $22.00, the Company issues the Shareholder 27,023 Registrable Securities.

The Shareholder now owns 27,023 Registrable Securities and has received $36,905,486 in cash.

4) The Company declares its Registration Statement effective. Because the then applicable 10-day average trading price is $20.00, $4.179 per share less than the Target Price, the Company would be responsible for an Effective Date Deficiency Amount under Section 5(b)(ii) of $112,929 (27,023 times $4.179).

Calculations under Section 5(d):  The Shareholder has already received $1,232,651 as prior Sale Price Protection Payments made in cash, and $15,509,939 in net proceeds on sales of Registrable Securities during the existence of a Registration Default.  The 27,023 Registrable Securities then held by the Shareholder, multiplied by the Effective Date Price of $20.00, have a deemed value of $540,460. The total value described in Section 5(d)(i) is therefore $17,395,979 ($1,232,651 + $15,509,939 + $540,460 + $112,929), which would be less than the product of the then applicable Price Protection Portion of .50000032 (0 Shares held by Shareholder plus 387,749 plus 387,748 divided by 1,550,993) times $37,500,000 ($18,750,012).  Accordingly, the Effective Date Deficiency Amount is not reduced under Section 5(d).

Calculations under Section 5(e):  However, under Section 5(e), because the Shareholder has received (1) $1,232,651 as prior Sale Price Protection Payments made in cash, (2) $15,509,939 in net proceeds on sales of Registrable Securities during the existence of a Registration Default, (3) $20,162,896 in aggregate proceeds for Shares sold outside of purchase price protection and (4) holds 27,023 Registrable Securities with a deemed value of $540,460, paying $112,929 in purchase price protection would cause the total value described in Section 5(e)(i) to be $37,558,875, which exceeds $37,500,000.  Accordingly, pursuant to Section 5(e) the Effective Date Deficiency Amount is reduced to $54,054 ($112,929 – ($37,558,875 – $37,500,000)).